As filed with the Securities and Exchange Commission on April 2, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
PENGUIN SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Cayman Islands		98-1013909
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)
c/o Walkers Corporate Limited 190 Elgin Avenue George Town, Grand Cayman Cayman Islands KY1-9008
(Address of Principal Executive Offices) (Zip Code)

Penguin Solutions, Inc. 2021 Inducement Plan (Full Title of the Plan)

Anne Kuykendall Senior Vice President, Chief Legal Officer, and Secretary Penguin Solutions, Inc. 39870 Eureka Drive Newark, CA 94560
(510) 623-1231
(Name and Address of Agent for Service) (Telephone Number, including Area Code, of Agent for Service)

With copies to:
Mark Bekheit Richard Kim Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 (650) 328-4600	Anne Kuykendall Senior Vice President, Chief Legal Officer, and Secretary Penguin Solutions, Inc. 39870 Eureka Drive Newark, CA 94560 (510) 623-1231

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) by Penguin Solutions, Inc., formerly known as SMART Global Holdings, Inc. (the “Registrant”), for the purpose of registering 100,310 additional ordinary shares of the Registrant, $0.03 par value per share (the “Shares”), for issuance under the Registrant’s 2021 Inducement Plan (the “Inducement Plan”) that became available for issuance under the Inducement Plan as a result of forfeitures of outstanding awards pursuant to Section 4(a) of the Inducement Plan.

Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on February 12, 2021 (Registration No. 333-253064), April 4, 2023 (Registration No. 333-271123), and April 9, 2024 (Registration No. 333-278587) to the extent not modified or replaced hereby or by any subsequently filed document, which is incorporated by reference herein or therein (collectively, the “Prior Registration Statements”). The Shares being registered pursuant to this Registration Statement are the same class as other securities for which the Prior Registration Statements relating to the Inducement Plan were filed with the Commission.

Item 8. Exhibits
INDEX TO EXHIBITS

			Incorporated by Reference
Exhibit Number	Description	Filed Herewith	Form	Date	Exhibit Number	File Number
4.1	Third Amended and Restated Memorandum and Articles of Association of the Registrant		8-K	10/15/2024	3.1	001-38102
4.2	Certificate of Designation of Convertible Preferred Shares		10-Q	04/02/2025	3.2	001-38102
5.1	Opinion of Walkers (Cayman) LLP	X
23.1	Consent of Independent Registered Public Accounting Firm of the Registrant	X
23.2	Consent of Walkers (Cayman) LLP (included in Exhibit 5.1)	X
24.1	Power of Attorney (included on the signature page of this Registration Statement)	X
99.1	The Registrant's 2021 Inducement Plan (effective as of February 15, 2021)		8-K	01/22/2021	99.1	001-38102
107.1	Calculation of Filing Fee Table	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Penguin Solutions, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on April 2, 2025.

Penguin Solutions, Inc.

By:	/s/ Anne Kuykendall
Anne Kuykendall
Senior Vice President, Chief Legal Officer and Secretary

POWER OF ATTORNEY AND SIGNATURES
Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Mark Adams, Nate Olmstead and Anne Kuykendall as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable Penguin Solutions, Inc. to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark Adams	President, Chief Executive Officer and Director	April 2, 2025
Mark Adams	(Principal Executive Officer)

/s/ Nate Olmstead	Senior Vice President and Chief Financial Officer	April 2, 2025
Nate Olmstead	(Principal Financial and Accounting Officer)

/s/ Penelope Herscher	Chairperson of the Board of Directors	April 2, 2025
Penelope Herscher

/s/ Min Yong Ha	Director	April 2, 2025
Min Yong Ha

/s/ Bryan Ingram	Director	April 2, 2025
Bryan Ingram

/s/ Sandeep Nayyar	Director	April 2, 2025
Sandeep Nayyar

/s/ Mark Papermaster	Director	April 2, 2025
Mark Papermaster

/s/ Mary Puma	Director	April 2, 2025
Mary Puma

/s/ Maximiliane Straub	Director	April 2, 2025
Maximiliane Straub